SLM Student Loan Trust 2003-3
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 09/01/04 - 11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$816,307,817.00	$(65,341,984.75)	$750,965,832.25
	ii	Interest to be Capitalized	14,476,842.07		11,856,044.49

	iii	Total Pool	$830,784,659.07		$762,821,876.74

	iv	Specified Reserve Account Balance	2,076,961.65		1,907,054.69

	v	Total Adjusted Pool	$832,861,620.72		$764,728,931.43

B	i	Weighted Average Coupon (WAC)	3.203%		3.240%
	ii	Weighted Average Remaining Term	121.73		120.96
	iii	Number of Loans	228,780		214,782
	iv	Number of Borrowers	126,397		119,137
	v	Aggregate Outstanding Principal Balance - T-Bill	$132,507,478.07		$121,961,332.36
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$698,277,181.00		$640,860,544.38

						% of		% of
	Notes			Spread	Balance 09/15/04	O/S Securities	Balance 12/15/04	O/S Securities
C	i	A-1 Notes	78442GFY7	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GFZ4	0.020%	136,262,620.72	16.361%	68,129,931.43	8.909%
	iii	A-3 Notes	78442GGA8	0.090%	197,000,000.00	23.653%	197,000,000.00	25.761%
	iv	A-4 Notes	78442GGB6	0.220%	461,548,000.00	55.417%	461,548,000.00	60.354%
	v	B Notes	78442GGC4	0.590%	38,051,000.00	4.569%	38,051,000.00	4.976%

	vii	Total Notes			$832,861,620.72	100.000%	$764,728,931.43	100.000%

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,076,961.65	$1,907,054.69
	iv	Reserve Account Floor Balance ($)	$1,256,038.00	$1,256,038.00
	v	Current Reserve Acct Balance ($)	$2,076,961.65	$1,907,054.69

	Capitalized Interest Account		9/15/2004	12/15/2004
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

II. 2003-3 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$65,872,831.61
	ii	Principal Collections from Guarantor	3,928,797.70
	iii	Principal Reimbursements	72,448.12
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$69,874,077.43

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$65,198.11
	ii	Capitalized Interest	(4,597,290.79)

	iii	Total Non-Cash Principal Activity	$(4,532,092.68)

C	Total Student Loan Principal Activity		$65,341,984.75

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,790,108.38
	ii	Interest Claims Received from Guarantors	97,687.29
	iii	Collection Fees/Returned Items	31,137.46
	iv	Late Fee Reimbursements	112,991.63
	v	Interest Reimbursements	20,229.32
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,275,733.60
	viii	Subsidy Payments	1,525,403.50

	ix	Total Interest Collections	$5,853,291.18

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,683.98
	ii	Capitalized Interest	4,597,290.79

	iii	Total Non-Cash Interest Adjustments	$4,598,974.77

F	Total Student Loan Interest Activity		$10,452,265.95

G	Non-Reimbursable Losses During Collection Period		$62,469.15

H	Cumulative Non-Reimbursable Losses to Date		$296,962.66

III. 2003-3 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$11,238,782.52
	ii	Consolidation Principal Payments	58,562,846.79
	iii	Reimbursements by Seller	1,778.98
	iv	Borrower Benefits Reimbursements	52,591.51
	v	Reimbursements by Servicer	15.49
	vi	Re-purchased Principal	18,062.14

	vii	Total Principal Collections	$69,874,077.43

B	Interest Collections
	i	Interest Payments Received	$4,565,715.68
	ii	Consolidation Interest Payments	1,123,217.09
	iii	Reimbursements by Seller	20.79
	iv	Borrower Benefits Reimbursements	12,113.39
	v	Reimbursements by Servicer	7,651.43
	vi	Re-purchased Interest	443.71
	vii	Collection Fees/Return Items	31,137.46
	viii	Late Fees	112,991.63

	ix	Total Interest Collections	$5,853,291.18

C	Other Reimbursements		$24,677.79

D	Reserves in Excess of the Requirement		$169,906.96

E	Administrator Account Investment Income		$—

F	Investment Earnings for Period in Trust Accounts		$178,609.09

G	Funds Released from Capitalized Interest Account		$—

H	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$76,100,562.45

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,212,822.40)

I	NET AVAILABLE FUNDS		$74,887,740.05

J	Servicing Fees Due for Current Period		$586,837.34

K	Carryover Servicing Fees Due		$—

L	Administration Fees Due		$20,000.00

M	Total Fees Due for Period		$606,837.34

IV. 2003-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	2.771%	2.771%	56,034	51,235	24.493%	23.854%	$207,624,733.51	$191,863,437.15	25.435%	25.549%

Grace
Current	2.770%	2.771%	25,211	12,007	11.020%	5.590%	$106,389,082.42	$43,254,844.07	13.033%	5.760%

TOTAL INTERIM	2.771%	2.771%	81,245	63,242	35.512%	29.445%	$314,013,815.93	$235,118,281.22	38.468%	31.309%
REPAYMENT
Active
Current	3.656%	3.606%	65,914	72,636	28.811%	33.818%	$210,723,632.14	$238,552,942.72	25.814%	31.766%
31-60 Days Delinquent	3.549%	3.576%	7,000	6,559	3.060%	3.054%	$22,488,277.99	$20,323,652.93	2.755%	2.706%
61-90 Days Delinquent	3.583%	3.596%	3,889	3,788	1.700%	1.764%	$12,431,648.04	$11,545,778.76	1.523%	1.537%
91-120 Days Delinquent	3.630%	3.562%	2,725	2,638	1.191%	1.228%	$8,303,286.52	$7,832,079.17	1.017%	1.043%
> 120 Days Delinquent	3.561%	3.553%	10,744	9,752	4.696%	4.540%	$31,355,688.66	$28,273,984.47	3.841%	3.765%

Deferment
Current	2.959%	2.939%	27,771	29,071	12.139%	13.535%	$107,356,538.02	$107,137,307.61	13.151%	14.267%

Forbearance
Current	3.556%	3.567%	28,527	24,678	12.469%	11.490%	$107,140,508.44	$95,179,970.54	13.125%	12.674%

TOTAL REPAYMENT	3.472%	3.453%	146,570	149,122	64.066%	69.429%	$499,799,579.81	$508,845,716.20	61.227%	67.759%
Claims in Process (1)	3.657%	3.531%	956	2,404	0.418%	1.119%	$2,478,084.82	$6,973,680.06	0.304%	0.929%
Aged Claims Rejected (2)	3.629%	3.802%	9	14	0.004%	0.007%	$16,336.44	$28,154.77	0.002%	0.004%
GRAND TOTAL	3.203%	3.240%	228,780	214,782	100.000%	100.000%	$816,307,817.00	$750,965,832.25	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-3 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL – Subsidized	3.194%	123,696	$371,839,768.74	49.515%
- GSL – Unsubsidized	3.132%	83,245	$331,595,906.36	44.156%
- PLUS Loans	4.221%	7,059	$44,882,011.30	5.977%
- SLS Loans	5.404%	782	$2,648,145.85	0.353%

- Total	3.240%	214,782	$750,965,832.25	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.219%	168,213	$639,089,401.49	85.102%
-Two Year	3.335%	33,664	$79,692,647.78	10.612%
-Technical	3.413%	12,878	$32,060,827.24	4.269%
-Other	4.241%	27	$122,955.74	0.016%

- Total	3.240%	214,782	$750,965,832.25	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-3 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$4,858,753.70
B	Interest Subsidy Payments Accrued During Collection Period	1,411,466.25
C	SAP Payments Accrued During Collection Period	1,792,749.16
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP'D INT ACCT)	178,609.09
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$8,241,578.20

VII. 2003-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	9/15/04—12/15/04	0.00000%

B	Class A-2 Interest Rate	0.004802778	9/15/04—12/15/04	1.90000%

C	Class A-3 Interest Rate	0.004979722	9/15/04—12/15/04	1.97000%

D	Class A-4 Interest Rate	0.005308333	9/15/04—12/15/04	2.10000%

E	Class B Interest Rate	0.006243611	9/15/04—12/15/04	2.47000%

VIII. 2003-3 Inputs From Original Data 8/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$816,307,817.00
	ii	Interest To Be Capitalized	14,476,842.07

	iii	Total Pool	$830,784,659.07
	iv	Specified Reserve Account Balance	2,076,961.65

	v	Total Adjusted Pool	$832,861,620.72

B	Total Note and Certificate Factor		0.65652079240
C	Total Note Balance		$832,861,620.72

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.3733222485	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$136,262,620.72	$197,000,000.00	$461,548,000.00	$38,051,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,076,961.65
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-I )		$74,887,740.05	$74,887,740.05

B	Primary Servicing Fees-Current Month		$586,837.34	$74,300,902.71

C	Administration Fee		$20,000.00	$74,280,902.71

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$74,280,902.71
	ii	Class A-2	$654,439.09	$73,626,463.62
	iii	Class A-3	$981,005.28	$72,645,458.34
	iv	Class A-4	$2,450,050.63	$70,195,407.71
	vi	Class B	$237,575.65	$69,957,832.06

	vii	Total Noteholder's Interest Distribution	$4,323,070.65

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$69,957,832.06
	ii	Class A-2	$68,132,689.29	$1,825,142.77
	iii	Class A-3	$0.00	$1,825,142.77
	iv	Class A-4	$0.00	$1,825,142.77
	vi	Class B	$0.00	$1,825,142.77

	vii	Total Noteholder's Principal Distribution	$68,132,689.29

F	Increase to the Specified Reserve Account Balance		$0.00	$1,825,142.77

H	Carryover Servicing Fees		$0.00	$1,825,142.77

I	Excess to Certificate Holder		$1,825,142.77	$0.00

X. 2003-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$0.00	$654,439.09	$981,005.28	$2,450,050.63	$237,575.65
	ii	Quarterly Interest Paid		0.00	654,439.09	981,005.28	2,450,050.63	237,575.65

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$68,132,689.29	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	68,132,689.29	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$68,787,128.38	$981,005.28	$2,450,050.63	$237,575.65

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 8/31/04		$832,861,620.72
	ii	Adjusted Pool Balance 11/30/04		764,728,931.43

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$68,132,689.29

	iv	Adjusted Pool Balance 8/31/04		$832,861,620.72
	v	Adjusted Pool Balance 11/30/04		764,728,931.43

	vi	Current Principal Due (iv-v)		$68,132,689.29
	vii	Principal Shortfall from Prior Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$68,132,689.29

	ix	Principal Distribution Amount Paid		$68,132,689.29

	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$68,132,689.29
D		Total Interest Distribution		4,323,070.65

E		Total Cash Distributions		$72,455,759.94

F	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GFY7	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GFZ4	$136,262,620.72	$68,129,931.43
		A-2 Note Pool Factor		0.3733222485	0.1866573464

	iii	A-3 Note Balance	78442GGA8	$197,000,000.00	$197,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GGB6	$461,548,000.00	$461,548,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GGC4	$38,051,000.00	$38,051,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,076,961.65
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$2,076,961.65
	v	Required Reserve Account Balance			$1,907,054.69

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Waterfall			$169,906.96
	viii	Ending Reserve Account Balance			$1,907,054.69

XI. 2003-3 Historical Pool Information

			09/01/04 - 11/30/04	06/01/04 - 08/31/04	03/01/04 - 05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	06/01/03-08/31/03	02/24/03-05/31/03
Beginning Student Loan Portfolio Balance			$816,307,817.00	$908,639,981.32	$946,769,822.96	$1,029,574,665.75	$1,111,987,746.81	$1,186,744,546.97	$1,242,031,167.74

	Student Loan Principal Activity
	i	Regular Principal Collections	$65,872,831.61	$92,798,118.51	$36,307,854.62	$80,346,966.38	$86,245,061.15	$76,079,177.99	$37,131,655.96
	ii	Principal Collections from Guarantor	3,928,797.70	2,673,607.16	3,851,900.68	5,824,889.50	1,970,348.10	888,433.22	488,826.69
	iii	Principal Reimbursements	72,448.12	34,734.11	64,962.00	112,067.97	259,337.13	866,336.37	18,934,731.70
	iv	Other System Adjustments	—	—	—	—	—	—	—

	v	Total Principal Collections	$69,874,077.43	$95,506,459.78	$40,224,717.30	$86,283,923.85	$88,474,746.38	$77,833,947.58	$56,555,214.35
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$65,198.11	$67,094.68	$63,415.23	$115,315.67	$226,618.30	$381,162.13	$424,612.54
	ii	Capitalized Interest	(4,597,290.79)	(3,241,390.14)	(2,158,290.89)	(3,594,396.73)	(6,288,283.62)	(3,458,309.55)	(1,693,206.12)

	iii	Total Non-Cash Principal Activity	$(4,532,092.68)	$(3,174,295.46)	$(2,094,875.66)	$(3,479,081.06)	$(6,061,665.32)	$(3,077,147.42)	$(1,268,593.58)
(-)	Total Student Loan Principal Activity		$65,341,984.75	$92,332,164.32	$38,129,841.64	$82,804,842.79	$82,413,081.06	$74,756,800.16	$55,286,620.77

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,790,108.38	$2,954,848.14	$2,266,251.76	$2,801,991.04	$3,512,428.43	$3,235,480.82	$3,247,171.28
	ii	Interest Claims Received from Guarantors	97,687.29	72,840.26	109,624.00	158,696.91	50,496.47	14,382.61	6,412.07
	iii	Collection Fees/Returned Items	31,137.46	28,627.07	19,986.54	18,261.50	13,844.67	11,391.19	5,030.70
	iv	Late Fee Reimbursements	112,991.63	137,389.52	110,290.36	115,930.60	86,009.76	95,643.57	89,819.17
	v	Interest Reimbursements	20,229.32	26,049.94	67,485.56	11,744.97	21,637.16	83,352.37	155,917.65
	vi	Other System Adjustments	—	—	—	—	—	—	—
	vii	Special Allowance Payments	1,275,733.60	334,082.40	45,798.60	70,984.51	61,313.09	(8.41)	—
	viii	Subsidy Payments	1,525,403.50	1,758,449.07	1,922,982.46	2,234,236.78	6,009,436.37	298,105.53	1,129,823.65

	ix	Total Interest Collections	$5,853,291.18	$5,312,286.40	$4,542,419.28	$5,411,846.31	$9,755,165.95	$3,738,347.68	$4,634,174.52

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,683.98	$845.44	$2,632.67	$(548.17)	$(187,200.89)	$(356,684.01)	$(297,897.66)
	ii	Capitalized Interest	4,597,290.79	3,241,390.14	2,158,290.89	3,594,396.73	6,288,283.62	3,458,309.55	1,693,206.12

	iii	Total Non-Cash Interest Adjustments	$4,598,974.77	$3,242,235.58	$2,160,923.56	$3,593,848.56	$6,101,082.73	$3,101,625.54	$1,395,308.46

	Total Student Loan Interest Activity		$10,452,265.95	$8,554,521.98	$6,703,342.84	$9,005,694.87	$15,856,248.68	$6,839,973.22	$6,029,482.98

(=)	Ending Student Loan Portfolio Balance		$750,965,832.25	$816,307,817.00	$908,639,981.32	$946,769,822.96	$1,029,574,665.75	$1,111,987,746.81	$1,186,744,546.97
(+)	Interest to be Capitalized		$11,856,044.49	$14,476,842.07	$15,402,096.58	$14,439,018.17	$15,170,708.42	$18,863,981.99	$18,185,118.14

(=)	TOTAL POOL		$762,821,876.74	$830,784,659.07	$924,042,077.90	$961,208,841.13	$1,044,745,374.17	$1,130,851,728.80	$1,204,929,664.85

(+)	Reserve Account Balance		$1,907,054.69	$2,076,961.65	$2,310,105.19	$2,403,022.10	$2,611,863.44	$2,827,129.32	$3,012,324.16

(=)	Total Adjusted Pool		$764,728,931.43	$832,861,620.72	$926,352,183.09	$963,611,863.23	$1,047,357,237.61	$1,188,965,478.63	$1,207,941,989.01

XII. 2003-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-03	$1,204,929,665	11.26%
Sep-03	$1,130,851,729	15.69%
Dec-03	$1,044,745,374	18.78%
Mar-04	$961,208,841	20.25%
Jun-04	$924,042,078	18.43%
Sep-04	$830,784,659	20.53%
Dec-04	$762,821,877	21.07%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.